                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       Remington Oil and Gas Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

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        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

REMINGTON OIL AND GAS CORPORATION

Proxy Statement and
Notice of Annual Meeting

LETTER TO OUR STOCKHOLDERS

To Our Stockholders:

         It is with great excitement that I invite all of our Stockholders to our Annual Meeting on June 17 to learn how we have achieved several milestones in the past year. Significantly, one of these milestones is evidenced in this Proxy Statement. For the first time in this corporation's history, all of its stockholders will be entitled to vote on the matters presented at the Annual Meeting. Enclosed with this Proxy Statement are your voting card and the 1998 Annual Report.

         You will also notice that our Proxy Statement represents a break from the past in that it is written in "Plain English." This continues a trend we started with our last two quarterly reports and our 1998 Form 10-K filed with the Securities and Exchange Commission. The Form 10-K is included as part of the enclosed Annual Report. We hope you like this new format and find this Proxy Statement and Annual Report easier to read.

         Please vote as soon as possible. We look forward to seeing you at the Annual Meeting.


                                             Sincerely,


                                             David H. Hawk
                                             Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS-
JUNE 17, 1999

TIME

2:00 p.m. CDT, on Thursday, June 17, 1999

PLACE

The Melrose Hotel
The Ballroom
3015 Oak Lawn Avenue
Dallas, Texas 75219

BUSINESS

(1) Elect 9 members of the Board of Directors,

(2) Ratify Arthur Andersen LLP, as the company's independent accountants for 1999,

(3) Consider and vote on a proposal to authorize an increase in the number of stock options issuable to a single individual under the company's 1997 Stock Option Plan, and

(4) Transact all other business that may properly come before the meeting.


DOCUMENTS

The Proxy Statement, proxy card, and Remington Oil and Corporation's 1998 Annual Report are included in this mailing.

RECORD DATE

Stockholders owning common stock of the company at the close of business on May 14, 1999, are entitled to vote at the Annual Meeting.

VOTING

Even if you plan to attend the meeting in person, please provide us your voting instructions by marking, signing and dating the proxy card and returning it in the enclosed postage-paid envelope.



BY ORDER OF THE BOARD OF DIRECTORS - May 21, 1999



J. Burke Asher
Secretary

QUESTIONS AND ANSWERS

Q: WHY AM I RECEIVING THIS PROXY STATEMENT AND CARD?

A: The Board of Directors of Remington Oil and Gas Corporation is soliciting your proxy for the 1999 Annual Meeting of Stockholders and any adjournments or postponements thereof. The meeting will be held at 2:00 p.m. CDT on Thursday, June 17, 1999, in The Ballroom of the Melrose Hotel, 3015 Oak Lawn Avenue, Dallas, Texas. This Proxy Statement and card are initially being provided to stockholders on or about May 24, 1999.

Q: WHAT AM I VOTING ON?

A: Re-election of the Board of Directors, ratification of Arthur Andersen LLP, as the company's independent accountants for 1999, and increasing the maximum number of stock options issuable to a single individual under the 1997 Stock Option Plan.

Q. WHO IS ENTITLED TO VOTE?

A: Stockholders as of the close of business on May 14, 1999. Each share of common stock is entitled to one vote. As of May 14, 1999, there were 21,466,494 shares of Remington common stock outstanding.

Q: HOW DO I GIVE VOTING INSTRUCTIONS?

A: You may attend the meeting and vote and give instructions in person or by mail. Instructions are on the proxy card. The persons named on the proxy card will vote all properly executed proxies that are delivered pursuant to this solicitation and not subsequently revoked in accordance with the instructions given by you.

Q: CAN I CHANGE MY VOTE?

A: Yes, you may revoke your proxy by submitting a subsequent proxy or by written request received by the company's secretary before the meeting. The company's executive offices are located at 8201 Preston Road, Suite 600, Dallas, Texas 75225-6211. The telephone number is (214) 210-2650.

Q: HOW DO I VOTE IF I HOLD MY STOCK THROUGH A BROKER, BANK OR OTHER NOMINEE?

A: Only stockholders of record as of May 14, 1999 are entitled to vote. If you hold your shares through a broker, bank or other nominee, you hold your shares in "street name." You most likely will receive a request for voting instructions from the record holder through whom you hold your shares. Follow the instructions in such a request in order for the record holder to follow your voting wishes.

Q: WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

A: You will receive a proxy card for each account that you have. Please vote proxies for all accounts to ensure that all your shares are voted.

Q: WHAT CONSTITUTES A QUORUM?

A: A majority of the outstanding shares of the company must be represented at the meeting, whether in person or by proxy, for there to be a quorum for the meeting. For purposes of determining the existence of a quorum so that business may be conducted at the meeting, abstentions are counted as are properly executed proxies which withhold voting authority on any matter. Abstentions for purposes of tabulating the vote have the same effect as a vote against any or all of the proposals as does a proxy withholding voting authority.

Q: HOW DO STOCKHOLDERS MAKE PROPOSALS, INCLUDING DIRECTOR NOMINATIONS, FOR THE ANNUAL MEETING?

A: The deadline for submitting stockholder proposals for the 1999 Annual Meeting was February 1, 1999. No stockholder proposals were received as of that date. The company's By-Laws governing stockholder proposals were amended at the 1998 Special Meeting. For a copy of these By-Laws, contact Investor Relations at (214) 210-2650. Stockholder proposals must be made in accordance with these By-Laws.

Q: WHO PAYS THE EXPENSE OF SOLICITING PROXIES?

A: The company pays the cost of soliciting proxies. The officers or other employees of the company or its subsidiaries may solicit proxies to have a larger representation at the meeting.

Q: ARE THERE ANY OTHER MATTERS WHICH MAY BE BROUGHT BEFORE THE MEETING?

A: The Board of Directors knows of no matters other than the three proposals discussed in this Proxy Statement to be brought before the meeting.

PROPOSALS

o   PROPOSAL NO. 1            RE-ELECTION OF DIRECTORS

o The Nominating Committee of the Board of Directors presents the following nominees for re-election:

o   Don D. Box (age 48, director since 1991)

o   John E. Goble, Jr. (age 52, director since 1997)

o   William E. Greenwood (age 60, director since 1997)

o   David H. Hawk (age 54, director since 1997)

o   James Arthur Lyle (age 54, director since 1997)

o   David E. Preng (age 52, director since 1997)

o   Thomas W. Rollins (age 68, director since 1996)

o   Alan C. Shapiro (age 53, director since 1994)

o   James A. Watt (age 49, director since 1997)

o The nominees constitute the current Board of Directors, and each has consented to serve until the Annual Meeting in the year 2000.

o If any director is unable to stand for re-election, the Board may provide for a lesser number of directors or the Nominations Committee may designate a substitute. In the latter event, shares represented by proxies may be voted for a substitute director.

o The affirmative vote of a plurality of shares present and entitled to vote is required for the election of directors.

o The Board of Directors recommends a vote "For" the nominees listed in Proposal No. 1.


o   PROPOSAL NO. 2            RATIFICATION OF ACCOUNTANTS

o The Board of Directors has selected Arthur Andersen LLP as our independent accountants for 1999. Arthur Andersen is an international firm of certified public accountants and has been retained by us since 1996. A representative of Arthur Andersen is expected to be present at the Annual Meeting to answer appropriate questions from stockholders.

o The Board of Directors recommends a vote "For" the ratification of Arthur Andersen LLP as the company's independent accountants for 1999. The affirmative vote of a majority of the shares present at the meeting, by proxy or in person, is required for approval of Proposal No. 2.

o   PROPOSAL NO. 3            STOCK OPTION PLAN AMENDMENT

o The Stockholders approved the 1997 Stock Option Plan at the company's 1997 Annual Meeting. Under this option plan, which is discussed in more detail on pages 15-17 of this Proxy Statement, options representing no more than 2,750,000 shares of common stock can be issued, with no more than 275,000 of that number issuable to any single individual.

o The Board of Directors proposes to amend the 1997 Stock Option Plan to increase the shares issuable to a single individual from 275,000 to 25% of the aggregate available under the Plan. The number of total shares issuable under the Stock Option Plan would remain at 2,750,000. Thus, the effect of the amendment would be that an individual could receive options representing up to 687,500 shares instead of the current limit of 275,000 shares.

o As discussed in the Compensation Committee Report contained on pages 20-21 of this Proxy Statement, both the Compensation Committee and the Board of Directors as a whole believe that long-term stock-based incentives are a valuable tool to employing and retaining highly qualified and high performing executive officers in order to achieve our long-term business goals. The 1997 Stock Option Plan was proposed to and approved by the stockholders to provide the foundation for our long- term stock-based incentive program. The current limitation on grants to a single individual, particularly in the case of the company's Chief Executive Officer, acts to limit our ability to properly utilize this long-term incentive. Because long-term incentives are an important part of his overall compensation package, increasing the limitation to 25% would allow stock options to continue to play a meaningful role in his compensation.

o The Board of Directors recommends a vote "For" amending the 1997 Stock Option Plan to increase the number of options issuable to a single individual. The affirmative vote of a majority of the shares present at the meeting, by proxy or in person, is required for approval of Proposal No. 3.

CORPORATE GOVERNANCE-
OUR DIRECTORS AND OFFICERS

o Don D. Box has served as a director of the company since March 1991 and as Executive Vice President of the company since October 1997. He served as Chairman of the Board of Directors from January 1994 to October 1997, as Chief Executive Officer from August 1996 to October 1997, and as President from August 1996 to March 1997. From March 1994, until January 1995, he served as our Director of Corporate Development. He served as Vice President of S-Sixteen Holding Company from September 1997 until December 1998. He has served as Vice President of CKB & Associates, Inc. and CKB Petroleum, Inc. since September 1997. For more than five years prior to September 1997, he served as a director and executive officer of S-Sixteen Holding Company, CKB & Associates, CKB Petroleum, and certain other affiliates of S-Sixteen Holding Company. Mr. Box is a director of Toucan Mining Company. He is a co-executor of the Cloyce K. Box Estate. He received a Bachelor of Arts degree from the University of Pennsylvania, a Bachelor of Science in Economics degree from the Wharton School of the University of Pennsylvania, and a Master of Business Administration degree from Southern Methodist University.

o John E. Goble, Jr. has served as a director since April 1997. Mr. Goble is a certified public accountant and a certified financial planner and from 1986 through the present has served as an investment and financial advisor to Byrd Investments. Mr. Goble is a director of the Miracle of Pentecost Foundation. Mr. Goble is a member of the American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants. He has a Bachelor of Business Administration degree from Southern Methodist University.

o William E. Greenwood has served as a director since April 1997. From 1995 through the present, Mr. Greenwood has served as a consultant. He served as director and chief operating officer of Burlington Northern Railroad Corporation from 1990 until 1994. Mr. Greenwood is a director of AmeriTruck Distribution Corporation, Mark VII, Inc., and Transport Dynamics Inc. Mr. Greenwood is also president of the Mendota Museum and Historical Society. He received a Bachelor of Science degree from Marquette University.

CORPORATE GOVERNANCE-
OUR DIRECTORS AND OFFICERS-CONTINUED

o David H. Hawk has served as a director since September 1997 and as Chairman of the Board since October 1997. Since 1984, he served as Director, Energy Natural Resources for the J.R. Simplot Company in Boise Idaho, which was founded by J.R. Simplot, who together with members of his family, controls approximately 27% of the company's outstanding common stock. Mr. Hawk previously held the positions of Exploration Geologist with Atlantic Richfield Company and Tenneco Inc. He has held executive positions with IGC Production Company, Sundance Oil Company, and Horn Resources Corporation. He received a Bachelor of Science in Geology degree from the University of Idaho and a Master of Science in Geology degree from the University of Oklahoma.

o James Arthur Lyle, CCIM, has served as a director since September 1997. Since 1976, he has been the owner of James Arthur Lyle & Associates, a commercial, industrial and investment real estate firm in El Paso, Texas. Since 1984, Mr. Lyle has served as a director, Chief Operating Officer, and President of Hueco Mountain Estates, Inc., a 10,500-acre multi-use real estate development located in El Paso County, Texas. He received a Bachelor of Science in Industrial Management degree from the Georgia Institute of Technology.

o David E. Preng has served as a director since April 1997. From 1980 through the present, Mr. Preng has been Chief Executive Officer and President of Preng and Associates, Inc., an international executive search firm specializing in the energy industry. He is a director of Citizens National Bank of Texas and the British American Business Council in Houston, and is a fellow of the Institute of Directors in London. He has a Bachelor of Science in Business Administration degree from Marquette University and a Master of Business Administration degree from DePaul University.

CORPORATE GOVERNANCE-
OUR DIRECTORS AND OFFICERS-CONTINUED

o Thomas W. Rollins has served as a director since July 30, 1996. Since 1992, Mr. Rollins has been Chief Executive Officer of Rollins Resources, a natural gas and oil consulting firm. From March 1991 until 1992, Mr. Rollins was President and Chief Executive Officer of Park Avenue Exploration Corporation, an oil and gas exploration company and a subsidiary of USF&G Corporation. He is a director of Enron Cash Company #2, Pheasant Ridge Winery, The Teaching Company, and the Nature Conservancy of Texas. During his career, Mr. Rollins has held executive positions and/or directorships with Shell Oil Company, Pennzoil Company, Florida Gas Transmission Company, Pogo Producing Company, Magma Copper Company, and Felmont Oil Corporation. He is a graduate and Distinguished Career Medalist of the Colorado School of Mines.

o Alan C. Shapiro has served as a director since May 5, 1994. Since 1991, Dr. Shapiro has been the Ivadelle and Theodore Johnson Professor of Banking and Finance in the Department of Finance and Business Economics, Marshall School of Business, University of Southern California. From 1993 to 1998, he was chairman of the Department. His business activity also includes frequent engagements as a consultant and/or expert witness with a wide variety of businesses and government agencies. Dr. Shapiro has authored many books and articles including a best-selling textbook, Multinational Financial Management, which is in use in many of the MBA programs around the world. Dr. Shapiro received a Bachelor of Arts in Mathematics degree from Rice University and a Ph.D. in Economics degree from Carnegie Melon University.

o James A. Watt has served as a director since September 1997, as President and Chief Operating Officer from March 1997 to February 1998, and as President and Chief Executive Officer since February 1998. Since January 1999 he has also served as a director and President of CKB & Associates, Inc. and CKB Petroleum, Inc. Mr. Watt was a Vice President/Exploration of Seagull Energy E&P, Inc. from 1993 to 1997. He was Vice President/Exploration & Exploitation of Nerco Oil & Gas, Inc. from 1991 to 1993. Mr. Watt received a Bachelor of Science in Physics from Rensselaer Polytechnic Institute.

CORPORATE GOVERNANCE-
OUR DIRECTORS AND OFFICERS-CONTINUED

o Robert P. Murphy joined the company as Vice President/Exploration on January 22, 1998. Mr. Murphy served as a director of Cairn Energy USA, Inc. from May 1996 to November 1997. Mr. Murphy joined Cairn in 1990 as an exploration geologist and was Cairn's Vice President-Exploration from March 1993 to January 1998. From 1984 to 1990, Mr. Murphy served as an exploration geologist for Enserch Exploration, an oil and gas company. Mr. Murphy holds a Master of Science in geology from The University of Texas at Dallas and is 40 years old.

o Steven J. Craig has served as Senior Vice President/Planning and Administration of the company since April 1997, and served as Administrative Assistant to the Chairman from August 1996 to April 1997. Since January 1999 he has also served as a director and Vice President of CKB & Associates, Inc. and CKB Petroleum, Inc. He served as Vice President and Assistant Treasurer of S-Sixteen Holding Company, CKB & Associates, and CKB Petroleum from March 1997 to October 1997, and as a director from March 1997 to August 1997. Mr. Craig served as Assistant Treasurer and Controller of CKB & Associates and CKB Petroleum from March 1996 to March 1997, and served as Chief Financial Officer and Assistant Treasurer of S-Sixteen Holding Company from May 1996 to March 1997. He served as Vice President of Remington from February 1994 to March 1995. Mr. Craig was self employed in real estate and consulting from 1992 to 1994 and from March 1995 to March 1996. Mr. Craig received a Bachelor of Arts in Economics degree and a Master of Business Administration in Finance and Quantitative Analysis degree from Southern Methodist University and is 47 years of age.

CORPORATE GOVERNANCE-
OUR DIRECTORS AND OFFICERS-CONTINUED

o J. Burke Asher has served as Vice President/Finance of the company since December 1997 and as Secretary since October 1996. He served as the company's Chief Accounting Officer from September 1996 to December 1997. He served as Treasurer and Assistant Secretary of S-Sixteen Holding Company from March 1997 to December 1998. He has served as Treasurer and Assistant Secretary of CKB & Associates, Inc. and CKB Petroleum, Inc. since March 1997. He served as a director of S-Sixteen Holding Company and CKB & Associates from March 1997 to August 1997, and as a director of CKB Petroleum from March 1997 to April 1997. Mr. Asher was an independent, self-employed financial consultant and advisor from 1987 to 1996. He also served as controller of Doty-Moore Tower Services, Inc., a privately held contractor to the communications industry, from 1993 to 1995. Mr. Asher received a Bachelor of Science in Economics degree from the Wharton School of the University of Pennsylvania and is 58 years of age.

o Edward V. Howard, a Certified Public Accountant, has served as Vice President/Controller of the company since March 1992 and served as a senior accountant from 1989 to 1992. He was elected Assistant Secretary on October 1, 1997. Mr. Howard received a Bachelor of Business Administration in Accounting degree from West Texas State University and is 36 years old.

o Except for Mr. Rollins' consulting practice, no director has a significant personal interest in the exploration, development or production of oil and gas. Mr. Rollins is required to abstain on matters in which there may be a conflict between the Company's interest and the interest of a client of Mr. Rollins.

CORPORATE GOVERNANCE-
BOARD COMPENSATION AND COMMITTEES

o   BOARD COMPENSATION

o Only non-employee directors are compensated for Board service. The pay components include:

o   Annual retainer of $20,000

o   Meeting fee of $1,000 per meeting attended

o Committee meeting fee of $750 per meeting attended if meeting on a day in which full Board meeting is not held

o Directors are entitled to reimbursement for out-of-pocket expenses related to their services as directors

o We provide Directors with directors and officers liability insurance and indemnification to the degree allowed by law

o   Under the Director's Stock Purchase Plan described in more detail on Page
    19 of this Proxy Statement, a director may elect to receive all or a portion of his Board Compensation in the Company's common stock

o The Board of Directors held five meetings in 1998. All directors attended at least 75% of the meetings


o   BOARD COMMITTEES

o   Audit Committee:

o   Members are Mr. Goble and Dr. Shapiro

o   Met one time in 1998

o Oversees the company's auditing, accounting, financial reporting and internal control functions

o Reviews independent accountant's report on the company's financial statements, significant changes in accounting principles and practices, significant proposed adjustments, and any unresolved disagreements with management concerning accounting or disclosure matters

CORPORATE GOVERNANCE-
BOARD COMPENSATION AND COMMITTEES

o   Compensation Committee:

o   Members are Mr. Preng, Mr. Lyle, and Mr. Greenwood

o   Met twice in 1998

o   Evaluates performance of executive officers and approves their compensation

o   Approves compensation for other employees

o   Administers the company's long term incentive compensation plans

o   Oversight responsibility for company's pension and 401K plans

o   Executive Committee:

o   Members are Mr. Hawk, Mr. Watt, and Mr. Rollins

o   Met once in 1998

o Has authority to perform powers of the Board of Directors except those relating to amending the Certificate of Incorporation, declaring dividends, adopting a merger agreement, recommending to the stockholders a sale or dissolution of the company, removing or indemnifying directors and amending the By-Laws

o From time to time, other committees of the Board of Directors may be established for special purposes. An example of such a committee was the Special Transaction Committee established in connection with the merger and recapitalization of the company which occurred in 1998. The members of this committee were all of the members of the Board of Directors except Mr. Box, Mr. Hawk, Mr. Lyle and Mr. Watt. This committee has been dissolved.

EXECUTIVE COMPENSATION

         The following table summarizes the compensation paid by the company during 1998, 1997, and 1996 to the company's Chief Executive Officer and its four most highly compensated executive officers, other than the Chief Executive Officer, whose total annual salary and bonus in 1998 exceeded $100,000.

                                               SUMMARY COMPENSATION TABLE

                                     -------------------------------------- ----------------------------------------------
                                              ANNUAL COMPENSATION                       LONG-TERM COMPENSATION
                                     -------------------------------------- ----------------------------------------------
                                                                                           SECURITIES
                                                                OTHER        RESTRICTED    UNDERLYING
                                                                ANNUAL         STOCK        OPTIONS/         ALL OTHER
Name and                     FISCAL    SALARY     BONUS      COMPENSATION      AWARDS         SAR'S        COMPENSATION
Principal Position            YEAR      ($)        ($)          ($)(1)          ($)            (#)              ($)
------------------           ------    -------    -----      ------------    ----------    -----------     ------------
James A. Watt                 1998     250,006     70,000           -              -         130,000              174 (7)
  President and Chief         1997     166,250    100,000           -        112,500 (3)     100,000          148,039 (4)
  Executive Officer(2)        1996           -          -           -              -               -                -

Don D. Box                    1998     200,004          -           -              -          40,000              174 (7)
  Executive Vice              1997     183,335          -           -              -         100,000            2,884 (6)
  President (5)               1996           -          -           -              -               -           28,000 (6)

Robert P. Murphy              1998     146,260     30,000           -              -          80,000               62 (7)
  Vice President/             1997           -          -           -              -               -                -
  Exploration                 1996           -          -           -              -               -                -

Steven J. Craig
  Senior Vice President/      1998     110,259     20,000           -              -          40,000              174 (7)
  Planning and                1997     100,008     15,000           -              -          20,000              177 (7)
  Administration              1996      40,202     10,000           -              -               -               77 (7)

J. Burke Asher                1998     105,000     19,000           -              -          35,000              450 (7)
  Vice President/Finance      1997      95,004     15,000           -              -          20,000              450 (7)
  and Secretary               1996      31,668      3,200           -              -               -              150 (7)

-------------
(1) No amount is included as it is less than 10% of the total salary and bonus of the individual for the year.

(2) James A. Watt served as President and Chief Operating Officer from March 17, 1997, to February 4, 1998, on which date he was appointed Chief Executive Officer.

(3) At December 31, 1998, Mr. Watt held 12,000 restricted shares of common stock with a value of $38,250. The total number of restricted shares awarded effective March 17, 1997, was 15,000, which vest 20% per year from the effective date. If any dividends are paid to holders of common stock, Mr. Watt's restricted shares will be entitled to receive dividends.

(4) This amount includes a signing bonus of $25,000, reimbursed relocation expenses of $122,892, and $147 for group term life insurance premiums paid by the company.

(5) Don D. Box served as Chairman of the Board from January 1994 to October 1997 and as Chief Executive Officer from August 1996 to October 1997. He served as President from August 1996 until March 1997.

(6) For 1996, this amount is for director's fees. For 1997, $2,722 is for director's fees and $162 is for group term life insurance premiums paid by the company.

(7) These amounts are for group term life insurance premiums paid by the company.

EMPLOYEE STOCK OPTIONS

1992 Plan

         The 1992 Plan was presented to and approved by the stockholders on July 1, 1992, effective as of April 24, 1992 as an additional inducement to maintain a high level of employee effort to better the company. The 1992 Plan terminates on April 23, 2002. During 1998, no options were granted under the 1992 Plan. As of December 31, 1998, only 28,500 options remain outstanding under the 1992 Plan, and we do not anticipate granting any more options thereunder.

1997 Plan

         The 1997 Stock Option Plan was approved by the stockholders on December 4, 1997, and is intended to benefit us by providing directors and key employees with additional incentives and giving them a greater interest as shareholders in our success.

         Options under the Plan are for common stock. Currently, the Compensation Committee of the Board which is a committee comprised of three non-employee directors, as defined by the rules of the Securities and Exchange Commission, administers the Plan. Eligible persons under the Plan are directors and key employees. The committee currently estimates that 22 persons will be eligible participants.

         Options granted under the 1997 Plan may be either incentive stock options qualifying under the Internal Revenue Code or non-qualified stock options. Up to 2,750,000 shares of common stock may be issued under the 1997 Plan, but no individual may be issued more than 275,000 shares. Terminated but unexercised options will be eligible for re-issuance by the Company. The 1997 Plan terminates December 4, 2007.

         The committee has broad discretion in awarding options under the Plan including the number of options awarded and the exercise price, although for an option to be qualified under the Internal Revenue Code, its exercise price can be no less than the fair market value on the date of grant. Certain other limitations exist on the committee's discretion. For instance, the term of an option can not be more than 10 years (5 years for a holder of more than 10% of the company's outstanding common stock). Further, the aggregate fair market value of exercisable incentive stock options in favor of an individual can not exceed $100,000 for a single year. Additional details concerning the 1997 Stock Option are contained in the Plan itself. If you are interested in receiving a copy of the Plan, call Investor Relations at (214) 210-2650.

Federal Income Tax Consequences

         A participant will not realize taxable income upon the grant of a non-qualified stock option. Upon exercise, the excess of the fair market value of the shares at the time of exercise over the option exercise price for such shares will generally constitute taxable compensation. We will be entitled to a deduction for such compensation income if we satisfy applicable federal income tax withholding requirements. Upon disposition of the shares acquired upon exercise, any appreciation (or depreciation) in the stock value after the date of exercise will be treated as capital gain (or loss).

         A participant will not recognize taxable income upon the grant or exercise of an incentive stock option, assuming there is no disposition of the option shares within two years after the option was granted or within one year after the option was exercised (the "holding period"), and provided that the participant has been employed by us from the date of grant to a date that is not more than three months before the date of exercise. The exercise of an incentive stock option, however, could result in an item of tax preference for purposes of the alternative minimum tax. The sale of incentive stock option shares after the holding period at a price in excess of the participant's adjusted basis (ordinarily the option exercise price) will constitute capital gain to the participant, and we will not be entitled to a federal income tax deduction by reason of the grant or exercise of the option or the sale of the shares. If the participant sells incentive stock option shares prior to the expiration of the holding period, generally the participant will have compensation income taxable in the year of such sale in an amount equal to the excess, if any, of the fair market value of such shares at the time of exercise of the option (or, if less, the amount received upon the sale) over the option exercise price for such shares. We will be entitled to a deduction for such compensation income if we satisfy applicable federal income tax withholding requirements.

                                             OPTION GRANTS IN LAST FISCAL YEAR
--------------------------------------------------------------------------------------------------------------------------
                                                                INDIVIDUAL GRANTS
                                         -------------------------------------------------------------
                                                             PERCENT OF
                                            NUMBER OF          TOTAL
                                            SECURITIES        OPTIONS
                                            UNDERLYING       GRANTED TO                                     GRANT DATE
                                              OPTIONS       EMPLOYEES IN      EXERCISE      EXPIRATION     PRESENT VALUE
NAME                                          GRANTED       FISCAL YEAR    PRICE $/SHARE       DATE            $(1)
----                                     ---------------   -------------   -------------    ----------     -------------
James A. Watt                                 50,000             9.88%         5.750         02/04/08         197,555
James A. Watt                                 80,000            15.81%         3.500         12/11/08         193,680
Don D. Box                                    20,000             3.95%         5.750         02/04/08          79,022
Don D. Box                                    20,000             3.95%         3.500         12/11/08          48,420
Robert P. Murphy                              20,000             3.95%         5.375         01/22/08          73,818
Robert P. Murphy                              20,000             3.95%         5.750         02/04/08          79,022
Robert P. Murphy                              40,000             7.91%         3.500         12/11/08          96,840
Steven J. Craig                               15,000             2.96%         5.750         02/04/08          59,267
Steven J. Craig                               25,000             4.94%         3.500         12/11/08          60,525
J. Burke Asher                                15,000             2.96%         5.750         02/04/08          59,267
J. Burke Asher                                20,000             3.95%         3.500         12/11/08          48,420

-------------

(1) We determined these values under the Black-Scholes option pricing model based on the following assumptions: stock price volatility of 49.73% for options expiring on 01/22/08, 50.30% for options expiring on 02/04/08, and 52.98% for options expiring on 12/11/08; interest rate based on the yield to maturity of a 10-year stripped Treasury security; exercise in the tenth year; and a dividend rate of zero. We made no adjustments for nontransferability or risk of forfeiture. Our use of this model does not constitute an endorsement or an acknowledgment that such model can accurately determine the value of options. No assurance can be given that the actual value, if any, realized by an executive upon the exercise of these options will approximate the estimated values calculated by using the Black-Scholes model.


                          AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
---------------------------------------------------------------------------------------------------------------------------
                                                                   NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                               NUMBER OF                      UNDERLYING UNEXERCISED OPTIONS     IN-THE-MONEY OPTIONS AT
                                 SHARES                             AT FISCAL YEAR-END           FISCAL YEAR-END ($) (1)
                              ACQUIRED ON    VALUE REALIZED   ------------------------------   ----------------------------
NAME                            EXERCISE           ($)         EXERCISABLE    UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
----                          -----------    --------------    -----------    -------------    -----------   --------------
James A. Watt                        -              -            20,000          210,000              -             -
Don D. Box                           -              -            20,000          120,000              -             -
Robert P. Murphy                     -              -                 -           80,000              -             -
Steven J. Craig                      -              -             6,667           53,333              -             -
J. Burke Asher                       -              -             6,667           48,333              -             -

-------------

(1) Computed as the number of securities multiplied by the difference between the option exercise prices and the closing price of our common stock on December 31, 1998.

PENSION PLANS

         Our defined benefit pension plans provide retirement and other benefits to eligible employees upon reaching the "normal retirement age," which is age 65 or after five years of service, if later. Directors who are not also employees of the company are not eligible to participate in the plans. Employees are eligible to participate on January 1 following the completion of six months of service or the attainment of age 20 1/2, if later. Additional provisions are made for early or late retirement, disability retirement and benefits to surviving spouses. At normal retirement age, an eligible employee will receive a monthly retirement income equal to 35% of his or her average monthly compensation during the three consecutive calendar years in the prior 10 years which provide the highest average compensation, plus 0.65% of such average compensation in excess of the amount shown in the Social Security Covered Compensation Table (as published annually by the Internal Revenue Service) multiplied by his or her years of service, limited to 35 years. If an employee terminates employment (other than by death or disability) before completion of five years of service, no benefits are payable. If an employee terminates employment after five years of service, the employee is entitled to all accrued benefits.

         The following table illustrates the annual pension for plan participants that retire at "normal retirement age" in 1998:

                                                   PENSION PLAN TABLE
         -------------------------------------------------------------------------------------------------------------
                                                                   YEARS OF SERVICE (1)(3)(4)
                                       -------------------------------------------------------------------------------
               AVERAGE
         COMPENSATION (1)(2)                 15               20              25              30                 35
         -------------------               -------          ------          -------         ------             -------
                ($)                           ($)            ($)              ($)             ($)                ($)
              125,000                       52,896          55,944           58,983          62,041             65,090
              150,000                       64,083          67,944           71,805          75,666             79,527
              160,000                       68,558          72,744           76,930          81,116             85,302
              175,000                       68,558          72,744           76,930          81,116             85,302
              200,000                       68,558          72,744           76,930          81,116             85,302
              225,000                       68,558          72,744           76,930          81,116             85,302
              250,000                       68,558          72,744           76,930          81,116             85,302
              300,000                       68,558          72,744           76,930          81,116             85,302
              400,000                       68,558          72,744           76,930          81,116             85,302
              450,000                       68,558          72,744           76,930          81,116             85,302
              500,000                       68,558          72,744           76,930          81,116             85,302

------------
(1) As of December 31, 1998, the Internal Revenue Code does not allow qualified plan compensation to exceed $160,000 or the benefit payable annually to exceed $130,000. The Internal Revenue Service will adjust these limitations for inflation in future years. When the limitations are raised, the compensation considered and the benefits payable under the pension plans will increase to the level of the new limitations or the amount otherwise payable under the pension plans, whichever amount is lower.

(2) Subject to the above limitations, compensation in this table is generally equal to all of a participant's compensation paid in a fiscal year (the total of Salary, Bonus, Other Annual Compensation, and All Other Compensation in the Summary Compensation Table). Average compensation in this table is the average of a plan participant's compensation during the highest three consecutive years out of the prior 10 years.

(3) The estimated credited service at December 31, 1998, for the executive officers named in the table on page 14 is as follows: James A. Watt
         (2 years), Don D. Box (3 years), Robert P. Murphy (1 year), Steven J. Craig (4 years), and J. Burke Asher (2 years).

(4) The normal form of payment is a life annuity for a single participant or a 50% joint and survivor annuity for a married participant. Such benefits are not subject to a deduction for Social Security or other offset amounts.

Director Stock Options

         In 1998 David H. Hawk and James Arthur Lyle each were granted stock options to purchase shares of our common stock under the 1997 Stock Option Plan. The option grants to each of these directors consist of three grants: one grant to purchase 25,000 shares to be effective December 4, 1997, at an exercise price of $6.88 per share; a second grant to purchase 25,000 shares to be effective May 1, 1998, at an exercise price of $9.00 per share; and a third grant to purchase 25,000 shares to be effective May 1, 1999, at an exercise price of $11.00 per share. The options will have 10-year terms, will not be exercisable until one year after their respective grants or, if earlier, the termination of the director from the board of directors other than by resignation, and will terminate 60 days after the director's ceasing to be a member of the board of directors (one year if due to death or disability).

         Also in 1998 David H. Hawk and David E. Preng each were awarded stock options under the 1997 Stock Option Plan to purchase 10,000 shares effective December 23, 1998, at an exercise price of $3.13 per share. The options are exercisable one-third each year beginning December 23, 1999.

Director Stock Purchase Plan

         On December 4, 1997, the holders of a majority of our voting stock approved the Non-Employee Director Stock Purchase Plan, which is intended to encourage our directors to acquire a greater equity interest in the company by providing a means for them to receive their director fees in shares of common stock.

         Each non-employee director of the company may elect once each year to receive all or a portion of the fees he receives as a director in restricted shares of common stock in lieu of cash. The number of shares of stock to be received will be the number of shares that will equal 150% of the cash amount of such director's fees divided by the closing market price of the stock on the day that cash fees would otherwise be paid to the director. The director may not transfer shares of stock for one year after issuance or, if earlier, his termination as a member of the board of directors as a result of his death, disability, removal or failure to be nominated for an additional term. The director will have the right to vote the shares of restricted stock and to receive any dividends paid in cash or other property.

         During 1998 the directors received shares of stock in lieu of cash fees as follows:

             John E. Goble, Jr. received 4,018 shares in lieu of $12,000 cash. James Arthur Lyle received 6,698 shares in lieu of $20,000 cash. David E. Preng received 11,630 shares in lieu of $35,500 cash. Thomas W. Rollins received 6,698 shares in lieu of $20,000 cash. Alan C. Shapiro received 11,277 shares in lieu of $34,750 cash.

         The board of directors may terminate the Director Stock Purchase Plan at any time.

Other Transactions with Directors

         During 1998, we paid Rollins Resources, a proprietorship owned by director Thomas W. Rollins, $9,928 for consulting fees and expense reimbursements. During 1998, we paid $39,601 in fees and expense reimbursements to Preng & Associates, Inc., which is majority-owned by director David E. Preng, for executive search services.

Change in Control Arrangements

1997 Severance Plan

         In November 1997, we adopted the Box Energy Corporation Severance Plan which generally covers all of our full-time regular employees. The 1997 Severance Plan provides for severance pay in applicable instances of "Involuntary Termination" (as defined in the 1997 Severance Plan) of amounts ranging from the equivalent of two months base pay to the equivalent of 18 months base pay. The level of severance pay for which an employee may be eligible depends upon the employee's classification and full years of service. An "Involuntary Termination" of a covered employee is any termination which does not result from a voluntary resignation other than any of (i) a "Termination for Cause," (ii) a termination by reason of death, (iii) a termination by reason of disability if one is eligible for benefits under a company disability benefit plan, or (iv) a termination which is expected to be of short duration and to be followed by reemployment with the company. A "Termination for Cause" is any termination of an individual's employment by reason of such individual's conviction of any felony or of a misdemeanor involving moral turpitude, failure to perform his or her duties or responsibilities in a manner satisfactory to the company, engagement in business activities which are in conflict with the business interests of the company, insubordination or engagement in conduct which is in violation of the company's safety rules or standards or which otherwise causes injury to another employee or any other person, or engagement in conduct which is otherwise inappropriate in the office or work environment.

Employment Agreements

         We entered into an employment agreement with James A. Watt, President and Chief Executive Officer of the company, for a period of five years from March 17, 1997, renewable upon mutual agreement of the parties. Under the terms of the agreement, Mr. Watt will receive a salary of $210,000 per year, subject to annual increases at the discretion of the board of directors or its designee, with a target bonus amount equal to 50% of his base salary. Mr. Watt received $123,000 for reimbursement of moving expenses. The company recommended to the compensation committee of the board of directors (and the committee approved) the granting to Mr. Watt 15,000 shares of common stock and employee stock options to purchase 100,000 shares of common stock vesting 20% per year over five years, subject to appropriate stockholder approval.

          In the event of Mr. Watt's termination of employment by the company other than for cause (as defined in the agreement) or his resignation for good reason (as defined in the agreement), Mr. Watt will be entitled to receive the amount of his then annual base salary plus his target bonus. In the event of his termination of employment by the company other than for cause or by Mr. Watt for good reason, within one year after a change in control of the company (as defined in the agreement), Mr. Watt will be entitled to receive a lump-sum payment equal to a multiple of the sum of his then annual base salary plus his target bonus. Such multiple will decline from three, if the change of control occurs within two years after execution of the agreement, to two, if the change in control occurs between two and four years after execution of the agreement. If payment to Mr. Watt upon termination of employment after a change in control of the company should be subject to federal excise tax, Mr. Watt will be entitled to receive additional payments from the company in an amount necessary to place him in the same after-tax position as would have been the case if no additional tax had been imposed.

         We entered into employment agreements with Steven J. Craig, Senior Vice President of the company, and J. Burke Asher, Vice President of the company, for a period of two years from August 29, 1997, renewable only by written agreement signed by the company and the officer. Under the terms of the agreements, Mr. Craig will receive a salary of $100,000 per year, and Mr. Asher will receive a salary of $95,000 per year, both subject to annual increases at the discretion of the board of directors. The officer may receive, but is not guaranteed, an annual performance bonus. In the event that the employment of the officer is terminated by the company "Without Cause" (as defined in the agreement), or is terminated by the officer for "Good Reason" (as defined in the agreement), the officer will be entitled to receive a lump-sum cash severance payment equal to two times the amount of the officer's then current annual base salary.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         No executive officer serves on the compensation committee of the board. The company paid $234,000 to Preng & Associates, Inc., which is majority-owned by David E. Preng, chairman of compensation committee, for executive search services provided to the company from July 1996 through the end of 1998, including $40,000 in 1998. The level of fees received by Preng & Associates usually depends, at least in part, on the initial level of compensation we offer to the candidate successfully recruited by us through Preng & Associates.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         We believe that employing and retaining highly qualified and high performing executive officers is vital to our achievement of long-term business goals. To this end, the Compensation Committee of the board of directors (the "Committee") developed an executive compensation program which is designed to attract and retain such officers.

         The philosophy is to develop a systematic, competitive executive compensation program which recognizes an executive officer's position and responsibilities, takes into account competitive compensation levels payable within the industry by similarly sized companies, and reflects both individual and company performance.

         The executive compensation program developed by the Committee is composed of the following three elements: (i) a base salary, (ii) a performance-based annual cash incentive (short-term), and (iii) a stock-based incentive (long-term). Under this program, short-term and long-term incentives are "at risk" and are based on performance of the company versus defined goals.

         The Committee compiles data reflecting the compensation practices of a broad range of organizations in the oil and gas industry that are similar to us in size and performance. For both the base salary and annual cash incentives portions of executive compensation discussed below, the Committee adopted a philosophy of paying the executive officers at a level that is competitive and within the ranges reflected by the data compiled.

   BASE SALARIES

         Base salary is the portion of an executive officer's total compensation package which is payable for performing the specific duties and assuming the specific responsibilities defining the executive's position with the company. The Committee's objective is to provide each executive officer a base salary that is competitive at the desired level.

   ANNUAL CASH INCENTIVES

         The Committee developed a performance-based annual cash incentive plan covering the executive officers and top managers. The objectives in designing the plan are to reward participants for accomplishing objectives which are generally measurable and increase shareholder value. Under the annual cash incentive plan, the Committee has established a "target" cash incentive award for each executive officer (including the Chief Executive Officer) that is payable based mostly upon the company's achieving certain performance targets and, to a lesser extent, for achieving highly challenging individual performance objectives. The performance targets are increasing reserves and production; controlling finding, development, and production costs; and achieving an overall return on capital; all of which are competitive with a peer group of oil and gas companies. The committee also determined that award levels under the plan should be fiscally prudent.

LONG-TERM STOCK-BASED INCENTIVES

         We maintain a stock option plan for officers and other employees. The philosophy is to award stock options to selected plan participants based on their levels within the company and upon individual merit. The plan is to grant stock options which are competitive within the industry for other individuals at the employee's level and which provide the employee a meaningful incentive to remain with the company, to increase performance, and to focus on achieving long-term increases in shareholder value. Other factors the Committee considers in granting stock options include the employee's contributions toward achieving the company's long-term objectives, such as reserve replacements and acquisitions, as well as the employee's contributions in achieving the company's short-term and long-term profitability targets.


                              COMPENSATION COMMITTEE

                              David E. Preng
                              William E. Greenwood
                              James Arthur Lyle

PERFORMANCE GRAPH

         The following performance graph compares the performance of all classes of our common stock to the NASDAQ indices of United States companies and to a peer group comprised of NASDAQ companies listed under the Standard Industrial Classification Codes 1310-1319 for the company's last five fiscal years. Such industrial codes include companies engaged in the oil and gas business. The graph assumes that the value of an investment in our common stock and in each index was $100 at December 31, 1993, and that all dividends were reinvested.

                                    [GRAPH]

                              12/31/93      12/31/94      12/31/95       12/31/96        12/31/97        12/31/98
                              --------      --------      --------       --------        --------        --------
  ROILA                        100.00         53.85         41.83          35.58           20.19          14.10*
  ROILB                        100.00         85.15         68.32          72.28           41.09          25.25*
  ROIL                                                                                                      *
  NASDAQ U.S.                  100.00         97.75        138.27         170.03          208.53         293.83
  NASDAQ O&G                   100.00         92.48         97.19         140.48          133.88          64.95

* The last day of trading for ROILA and ROILB was December 24, 1998. Effective at the opening of trading on December 28, 1998, both former classes of stock were replaced by the new single class of voting common stock (ROIL). The values shown above as of December 31, 1998, for ROILA give effect to the 1.15:1 exchange ratio that the former holders of ROILA received in the exchange for the new class of common stock, and the 1:1 exchange ratio that the former holders of ROILB received in the exchange for the new class of common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

Ownership of Certain Beneficial Owners

         As of May 10, 1999, the following persons held shares of the company's common stock in amounts totaling more than 5% of the total shares of common stock outstanding. This information was furnished to us by such persons or statements filed with the Securities and Exchange Commission.

         NAME AND ADDRESS OF                          SHARES OF                             PERCENT OF
          BENEFICIAL OWNER                 COMMON STOCK BENEFICIALLY OWNED                 COMMON STOCK
------------------------------------- ------------------------------------------ --------------------------------
J.R. Simplot
999 Main Street
Boise, Idaho  83702 (1)                            5,931,028 (1)                              27%

S-Sixteen Limited Partnership
PO Box 27
Boise, Idaho  83707 (1)                            3,085,028 (1)                              14%

Heartland Advisors, Inc.
790 North Milwaukee Street
Milwaukee, Wisconsin  53202 (2)                    3,588,220 (2)                              17%

-------------

(1) Mr. J.R. Simplot is the trustee and beneficiary of the J.R. Simplot Self Declaration of Revocable Trust dated December 21, 1989, an inter vivos revocable trust. The Trust is the sole general partner of S-Sixteen Limited Partnership, an Idaho limited partnership. Mr. Simplot may be deemed a beneficial owner of the 2,785,028 shares and 300,000 warrants owned by S-Sixteen Limited Partnership. Mr. Simplot may be deemed a beneficial owner of 2,845,000 shares owned by the Trust and 1,000 shares owned jointly by Mr. Simplot and his spouse. Included in the above table are 300,000 shares of common stock issuable to S-Sixteen Limited Partnership upon the exercise of warrants within 60 days of May 10, 1999. 100,000 warrants are exercisable at $7.00 per share for a period of 12 months from December 28, 1998; 100,000 warrants are exercisable at $9.00 per share for a period of 36 months from December 28, 1998; and 100,000 warrants are exercisable at $11.00 per share for a period of 60 months from December 28, 1998.

(2) Heartland Advisors, Inc. informed us that it has sole dispositive power over all 3,588,220 shares and sole voting power over 1,932,520 of the shares.

OWNERSHIP OF MANAGEMENT

         The number of shares of the company's common stock beneficially owned as of May 10, 1999, by directors of the company, each executive officer named in the table on page 14, and as a group comprised of all directors and executive officers, are set forth in the following table. This information was furnished to the company by such persons.

                                               SHARES OF           OPTIONS
                                              COMMON STOCK        EXERCISABLE                           PERCENT OF
                                              BENEFICIALLY      WITHIN 60 DAYS OF                        COMMON
NAME                                             OWNED            MAY 10, 1999          TOTAL             STOCK
----                                          ------------      -----------------       -----          -----------
J. Burke Asher                                     3,001               11,667            14,668              *
Don D. Box                                        33,707               26,667            60,374              *
Steven J. Craig                                   10,365               11,667            22,032              *
John E. Goble, Jr.                                 6,583               50,000            56,583              *
William E. Greenwood                                   0               50,000            50,000              *
David H. Hawk                                      1,630               50,000            51,630              *
James Arthur Lyle                                 12,288               50,000            62,288              *
Robert P. Murphy                                   7,650               13,334            20,984              *
David E. Preng                                    30,522               50,000            80,522              *
Thomas W. Rollins                                 19,513               50,000            69,513              *
Alan C. Shapiro                                   21,614               50,000            71,614              *
James A. Watt                                     32,700               56,667            89,367              *
All Directors and executive officers as a
group (13 persons)                               180,973              490,002           670,975              3.1%

---------------------
* Less than one percent of the outstanding shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

         Until December 28, 1998, S-Sixteen Holding Company owned approximately 57% of the outstanding shares of the class A (Voting) stock of Remington and 94% of the outstanding shares of both CKB Petroleum, Inc. and CKB & Associates, Inc. A resolution adopted in 1992 by our board of directors authorizes us to enter into a transaction with an affiliate of the company so long as the board of directors determines that such a transaction is fair and reasonable to the company and is on terms no less favorable to the company than can be obtained from an unaffiliated party in an arms' length transaction.

         We pay oil transportation charges to CKB Petroleum, Inc. for transporting crude oil from our South Pass blocks. Since March 1985, CKB Petroleum, Inc. has owned a minority interest in the pipeline transporting oil from the wells in the South Pass blocks to Venice, Louisiana. The tariff for the pipeline at $2.75 per barrel was published and filed with the Federal Energy Regulatory Commission, which regulates such rates. The rate has been uniform since 1982 among all owners of the pipeline from South Pass block 89 Field and is consistent with the rate charged by an unaffiliated party to our predecessor entity prior to the acquisition of the pipeline interest by CKB Petroleum, Inc. CKB Petroleum billed the company $3.0 million, $3.2 million and $2.8 million for oil transportation fees in 1998, 1997, and 1996, respectively.

         We bill S-Sixteen Holding Company, CKB Petroleum, Inc., and CKB & Associates, Inc. for the estimated fair value of usage of an allocated portion of subleased office space, certain payroll costs and benefits, and other overhead costs. The amounts billed are considered to be the fair value of such usage by, or allocations for the benefit of, the related parties. The amounts that we billed related parties were not material in 1998, 1997, and 1996.

         Under the Limited Partnership Agreement of our predecessor, OKC
Limited Partnership, the general partners were entitled to advancement of litigation expenses in the event they were named parties to litigation in their capacity as general partners. In order to receive such advancements, each general partner was required, in writing, to request advancement of litigation expenses and undertake to repay any advancements in the event it was determined, in accordance with applicable law, that the general partners were not entitled to indemnification for litigation expenses. Each general partner executed such an undertaking agreement in relation to derivative litigation. Accordingly, the OKC Limited Partnership and later the company, advanced litigation expenses to CKB & Associates, Inc. and Cloyce K. Box (and his estate following his death) in connection with such litigation. In addition, the company advanced litigation expenses on behalf of certain of our directors and officers for one lawsuit related to derivative litigation and for other lawsuits. In accordance with our By-Laws, the defendants have executed written undertakings to repay the company for any related expenses advanced on their behalf if it is later found that such costs were not subject to indemnification by the company. No judicial determination has been made that any of the general partners, directors, or officers are not entitled to indemnification for litigation expenses incurred. The total legal costs incurred related to these cases were $351,000 and $1.5 million for 1997 and 1996, respectively.

         In December 1997, we paid $1.9 million to Mr. Simplot and $100,000 to Mr. Lyle for attorneys' fees in connection with the settlement of derivative litigation.

         On April 29, 1997, the company lent S-Sixteen Holding Company $7.25 million to retire existing secured debt of S-Sixteen Holding Company. The note to the company was payable on May 29, 1997, but was extended to June 3, 1997. After partial repayment by SSHC of the note, the company extended a new note in the amount of $6.95 million at an interest rate of 9.5% that matures May 29, 1998, and requires monthly installment payments of $100,000. In 1998 the maturity date was extended to November 29, 1998. S-Sixteen Holding Company pledged as collateral for the promissory note the 1,840,525 shares of the company's class A (Voting) common stock owned by S-Sixteen Holding Company. The pledge agreement provided that in the event that S-Sixteen Holding Company defaults on the note, the company, upon five days' notice to S-Sixteen Holding Company, has the right to foreclose upon and sell the collateral stock and to bid for and buy the stock (except at a private sale). The pledge agreement also provided that upon the occurrence and during the continuance of an event of default, the company may direct the vote of such stock. S-Sixteen Holding Company made payments in excess of the required amounts, and as of December 28, 1998, the outstanding principal amount of the note had been reduced to $4.76 million. On December 28, 1998, S-Sixteen Holding Company was merged into Remington and the remaining balance of the note is considered forgiven as part of the cost of our acquisition of S-Sixteen Holding Company.

         We paid $234,000 to Preng & Associates, Inc., which is majority-owned by David E. Preng, a director of the company, for executive search services provided to us from July 1996 through the end of 1998.

         In the merger with S-Sixteen Holding Company we acquired a receivable in the estimated fair value amount of $210,000 from the Estate of Cloyce K. Box. Don D. Box is co-executor of the Estate.

         A long-term receivable in the aggregate amount of $299,000 acquired in the merger reflects CKB Petroleum's claims under Collateral Assignment Split Dollar Insurance Agreements among CKB Petroleum and Don D.
Box and two of his brothers.

                       REMINGTON OIL AND GAS CORPORATION

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

    The undersigned hereby appoints Steven J. Craig and J. Burke Asher, or either of them, proxies with the full power of substitution, to vote as set forth herein all shares of common stock of Remington Oil and Gas Corporation (the "Company") held of record by the undersigned as of May 14, 1999 at the Annual Meeting of Stockholders of the Company (the "Annual Meeting"), to be held on June 17, 1999, at 2:00 p.m., central daylight time, and any adjournments or postponements thereof, hereby revoking any proxies heretofore given.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, "FOR" THE RATIFICATION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999, FOR AMENDMENT TO THE 1997 STOCK OPTION PLAN, AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

    You are encouraged to specify your choices by marking the appropriate box, SEE REVERSE SIDE, but you need not mark any box if you wish to vote in accordance with the Board of Directors recommendations. The proxies cannot vote your shares unless you sign and return this card.

                       (TO BE SIGNED ON THE REVERSE SIDE)

[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

1.   Election of              FOR            WITHHELD       Nominees:  Don D. Box            David H. Hawk      Thomas W. Rollins
     Directors                [ ]               [ ]                    John E. Goble, Jr.    James Arthur Lyle  Alan C. Shapiro
                                                                       William E. Greenwood  David E. Preng     James A. Watt
     For, except vote withheld from the following
     Nominee(s):
     ---------------------------------------------------
     ---------------------------------------------------
     ---------------------------------------------------

2. Ratification of Arthur Andersen LLP as the Company's          FOR       AGAINST       ABSTAIN
   independent accountants for fiscal year ending
   December 31, 1999.                                            [ ]         [ ]           [ ]

3. Amend the 1997 Stock Option Plan to increase the shares
   issuable to a single individual from 275,000 to 25% of
   the aggregate available under the Plan.                       [ ]         [ ]           [ ]

                                       Signature(s)
                                                   -----------------------------
                                       Date                               , 1999
                                           -------------------------------

                                              NOTE: PLEASE SIGN EXACTLY AS NAME
                                                    APPEARS HEREON. JOINT OWNERS
                                                    SHOULD EACH SIGN. WHEN
                                                    SIGNING AS ATTORNEY,
                                                    EXECUTOR, ADMINISTRATOR,
                                                    TRUSTEE, OR GUARDIAN, PLEASE
                                                    GIVE FULL TITLE AS SUCH.